UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Allakos Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

April 30, 2019

To Stockholders of Allakos Inc.:

Our 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”) will be held on Thursday, June 6, 2019 at 1:00 p.m., PDT. The 2019 Annual Meeting will be conducted exclusively online via a live webcast. You will be able to attend the meeting, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/ALLK2019. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. The attached notice and proxy statement describe the formal business to be transacted at the meeting.

In accordance with the rules of the Securities and Exchange Commission, we are advising our stockholders of the availability on the Internet of our proxy materials related to our forthcoming annual meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering paper copies of all proxy materials to each stockholder, as well as providing access to those proxy materials on a publicly-accessible website. Beginning on April 30, 2019 you may read, print and download our 2018 Annual Report to Stockholders on Form 10-K and our Proxy Statement at www.proxyvote.com, using the control number located on your proxy card.

You may vote your shares by regular mail, online or by telephone. The 2019 Annual Meeting is being held so that stockholders may consider the election of Class I directors and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Our board of directors determined that the matters to be considered at the 2019 Annual Meeting are in the best interests of us and our stockholders. For the reasons set forth in the Proxy Statement, the board of directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the board of directors and the officers and employees of Allakos Inc., I would like to take this opportunity to thank our stockholders for their continued support.

Sincerely,

Robert Alexander, Ph.D.
President, Chief Executive Officer and Director

Allakos Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that our 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”) will be held virtually via live webcast on the Internet on Thursday, June 6, 2019 at 1:00 p.m., PDT for the following purposes:

1.	Election of Class I directors;
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

Our board of directors recommends that you vote (i) FOR the election of the respective nominees for Class I directors named in this proxy statement to serve as directors of the Company and (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.  You will be able to attend the meeting, submit your questions during the meeting, and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/ALLK2019.

Along with the attached Proxy Statement, we are sending you copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Our board of directors has fixed the close of business on April 25, 2019 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the 2019 Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the 2019 Annual Meeting.

Stockholders are cordially invited to attend the 2019 Annual Meeting. Regardless of whether you plan to attend, please mark, date, sign and return the enclosed proxy to ensure that your shares are represented.

By order of the board of directors,

Robert Alexander, Ph.D.
President, Chief Executive Officer and Director

April 30, 2019

YOUR VOTE IS IMPORTANT

Please vote via the Internet or telephone.

Internet: www.proxyvote.com

Phone: 1-800-690-6903

To vote by mail, please mark, sign and date the enclosed proxy card and return it promptly in the self-addressed, stamped envelope provided.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 6, 2019

JOBS ACT EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and are therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of our first sale of common equity securities of the issuer under an effective Securities Act registration statement, (ii) the last day of the fiscal year in which our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

IMPORTANT INFORMATION REGARDING DELIVERY OF PROXY MATERIAL

The Securities and Exchange Commission has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

•	the full set delivery option; or
•	the notice only option.

A company may use a single method for all of its stockholders, or use full set delivery for some while adopting the notice only option for others.

Full Set Delivery Option

Under the full set delivery option, a company delivers all proxy materials to its stockholders by mail as it would have done prior to the change in the rules. In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website.

In connection with our 2019 Annual Meeting, we have elected to use the full set delivery option. Accordingly, you will receive all proxy materials by mail. These proxy materials include the Notice of 2019 Annual Meeting of Stockholders, proxy statement, proxy card and our Annual Report on Form 10-K.

Notice Only Option

Under the notice only option, which we have elected NOT to use for the 2019 Annual Meeting, a company must post all proxy materials on a publicly-accessible website. Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Material.” The notice includes, among other things:

•	information regarding the date and time of the 2019 Annual Meeting of stockholders as well as the items to be considered at the meeting;
•	information regarding the website where the proxy materials are posted; and
•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.

We May Use the Notice Only Option in the Future

Although we have elected to use the full set delivery option in connection with the 2019 Annual Meeting, we may choose to use the notice only option in the future. By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of paper products. Many companies that have used the notice only option have also experienced a lower participation rate resulting in fewer stockholders voting at the 2019 Annual Meeting. We plan to evaluate the future possible cost savings as well as the possible impact on stockholder participation as we consider future use of the notice only option.

ABOUT THE MEETING

Our 2019 Annual Meeting will be held on Thursday, June 6, 2019, at 1:00 p.m. PDT. This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the 2019 Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALLK2019. In order to vote or submit a question during the 2019 Annual Meeting, you will need to follow the instructions posted at www.proxyvote.com and will need the control number included on your Notice or proxy card. If you do not have a control number, you will be able to listen to the meeting only. You will not be able to vote or submit your questions during the meeting.

What is the purpose of the 2019 Annual Meeting?

At our 2019 Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of 1) the election of Class I directors; 2) ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and 3) any other matters that properly come before the meeting.

Who is entitled to vote at the 2019 Annual Meeting?

Only holders of our common stock as of the close of business on April 25, 2019, the record date, are entitled to receive notice of and to vote at the 2019 Annual Meeting. In deciding all matters at the 2019 Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock owned as of the record date. We do not have cumulative voting rights for the election of directors. As of the record date, there were 43,123,773 shares of our common stock outstanding and entitled to vote. We do not have any outstanding shares of preferred stock. A list of stockholders entitled to vote at the meeting will be available for examination during the meeting to any stockholder for any purpose germane to the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business.

What vote is required to approve each item?

For purposes of electing directors at the 2019 Annual Meeting, the nominees receiving the support of stockholders representing the greatest numbers of shares of common stock by proxy and entitled to vote, shall be elected as Class I directors. The affirmative vote of a majority of the shares of common stock by proxy and entitled to vote is required for the ratification of the appointment of Ernst & Young LLP and approval of any other matter that may be submitted to a vote of our stockholders.

The inspector of election for the 2019 Annual Meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes will not be counted as votes cast “for” or votes “withheld” for the election of directors. On other matters submitted for a vote, broker non-votes will not be considered in tallying votes cast, and abstentions will be treated as a vote “against.” If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the 2019 Annual Meeting, a majority of the shares so represented may adjourn the 2019 Annual Meeting from time to time without further notice.

What are the Board's recommendations?

As more fully discussed under the section titled “Matters to Come Before the Annual Meeting”, our board of directors recommends a vote FOR the election of the respective nominees for the Class I directors named in this proxy statement and FOR the ratification of the appointment of Ernst & Young LLP.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of the respective nominees for director named in this proxy statement; (2) FOR the ratification of the appointment of Ernst & Young LLP; and (3) in accordance with the recommendation of our board of directors, FOR or AGAINST all other matters as may properly come before the 2019 Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

You may vote by following the instructions set forth in the Notice or on your proxy card or, if you are a street name holder (that is, if you hold your shares through a bank, broker or other holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other holder of record. You may access the Notice, proxy materials and our annual report to stockholders at www.proxyvote.com. If you are a street name holder, the availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, by voting in person at the 2019 Annual Meeting, by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

Who pays for costs relating to the proxy materials and annual meeting of stockholders?

The costs of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”). Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of an offering. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 and under the rules of NASDAQ, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 and under the rules of NASDAQ, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that Daniel Janney, Robert E. Andreatta, Steven P. James, John McKearn Ph.D. and Paul Walker, representing five of our six directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of NASDAQ.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions”. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently chaired by Mr. Janney. As a general policy, our board of directors believes that separation of the positions of Chair of our board of directors and Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As such, Robert Alexander, Ph.D. serves as our President and Chief Executive Officer while Mr. Janney serves as the Chair of our board of directors but is not an officer. We currently expect and intend the positions of Chair of our board of directors and Chief Executive Officer to continue to be held by two individuals in the future.

Role of Board of Directors in Risk Oversight

Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The corporate governance and nominating committee is responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks. Our board of directors believes its administration of its risk oversight function has not negatively affected the board of directors’ leadership structure.

Board and Committee Meetings

During 2018, our board of directors held seven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he served during the periods that he served, other than Mr. Andreatta who was unable to attend one meeting of the board of directors and one audit committee meeting.

It is the policy of our board of directors to regularly have separate meeting times for independent directors without management. Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a corporate governance and nominating committee. We believe that the composition of these committees meet the criteria for independence under, and the functioning of these committees comply with the requirements of, the Sarbanes-Oxley Act of 2002, the NASDAQ rules and SEC rules and regulations. We intend to comply with NASDAQ requirements with respect to committee composition of independent directors. Each committee has the composition and responsibilities described below.

Audit Committee

The members of our audit committee are Messrs. Andreatta, James and Walker. Mr. Andreatta is the chair of our audit committee and is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of NASDAQ. Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit committee also:

•	selects and hires the independent registered public accounting firm to audit our financial statements;
•	helps to ensure the independence and performance of the independent registered public accounting firm;
•	approves audit and non-audit services and fees;
•

reviews financial statements statements and discusses with management and the independent registered public accounting firm our annual audited and quarterly financial statements and the results of the independent audit and the quarterly reviews;

•	prepares the audit committee report that the SEC requires to be included in our annual proxy statement;
•	reviews reports and communications from the independent registered public accounting firm;
•	reviews the adequacy and effectiveness of our internal controls and disclosure controls and procedure;
•	reviews our policies on risk assessment and risk management;

•	reviews related party transactions; and
•

establishes and oversees procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter which satisfies the applicable rules of the SEC and the listing standards of NASDAQ. A copy of the charter of our audit committee is available on our website at http://investor.allakos.com/investor-relations in the “Corporate Governance” section of our Investors webpage. During 2018, our audit committee held four meetings.

Compensation Committee

The members of our compensation committee are Dr. McKearn and Messrs. Janney and Walker. Mr. Janney is the chair of our compensation committee. Our compensation committee oversees our compensation policies, plans and benefits programs. The compensation committee also:

•	oversees our overall compensation philosophy and compensation policies, plans and benefit programs; and
•	reviews and approves or recommends to the board for approval compensation for our executive officers and directors; and administers our equity compensation plans.

Our compensation committee operates under a written charter which satisfies the applicable rules of the SEC and the listing standards of NASDAQ. A copy of the charter of our compensation committee is available on our website at http://investor.allakos.com/investor-relations in the “Corporate Governance” section of our Investors webpage. During 2018, our compensation committee held two formal meetings and acted by written consent twice.

Our compensation committee has engaged Radford, a business unit of Aon plc (“Radford”), as its independent compensation consultant. The compensation committee has assessed the independence of Radford, considering all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended. Based on this review, the compensation committee concluded that there are no conflicts of interest raised and that Radford is independent. Radford provides analysis and recommendations to the compensation committee regarding:

•	the Company’s pay philosophy, including a review and update of the group peer comparators;
•	the executive compensation program, including assisting in the development of recommendations covering salary, annual cash incentives and equity compensation;
•

the equity compensation programming, including the development of guidelines to be used for future equity grant cycles, providing overall pool budgeting and modeling and providing updates with regards to long-term incentive trends among peers; and

•	the non-executive compensation program and development of salary structure, including short-term incentive guidelines.

Radford reports to the compensation committee and not to management, although Radford meets with management for purposes of gathering information for its analyses and recommendations.

Corporate Governance and Nominating Committee

The members of our corporate governance and nominating committee are Dr. McKearn and Messrs. James and Janney. Dr. McKearn is the chairman of our corporate governance and nominating committee. Our corporate governance and nominating committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Specifically, the corporate governance and nominating committee:

•	identifies, evaluates and makes recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviews developments in corporate governance practices;
•	evaluates the adequacy of our corporate governance practices and reporting; and
•	evaluates the performance of our board of directors and of individual directors.

Our corporate governance and nominating committee operates under a written charter which satisfies the applicable rules of the SEC and the listing standards of NASDAQ. A copy of the charter of our corporate governance and nominating committee is available on our website at http://investor.allakos.com/investor-relations in the “Corporate Governance” section of our Investors webpage. During 2018, our corporate governance and nominating committee did not hold any meetings.

Considerations in Evaluating Director Nominees

It is the policy of the corporate governance and nominating committee of our board of directors to consider recommendations for candidates to our board of directors from stockholders holding no less than one percent (1%) of the outstanding shares of the Company’s common stock continuously for at least 12 months prior to the date of the submission of the recommendation or nomination.

The corporate governance and nominating committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the corporate governance and nominating committee from other sources. The corporate governance and nominating committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to our board of directors:

•	In its evaluation of director candidates, including the members of our board of directors eligible for reelection, the corporate governance and nominating committee will conisder the following:
•	The current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors.
•

Such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. The corporate governance and nominating committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

•	Other factors that the corporate governance and nominating committee deems appropriate.
•	The corporate governance and nominating committee require the following minimum qualifications to be satisfied by any nominee for a position on our board of directors:
•	The highest personal and professional ethics and integrity.
•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•	Skills that are complementary to those of the existing board of directors.
•	The ability to assist and support management and make significant contributions to the Company’s success.
•

An understanding of the fiduciary responsibilities that is required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

•

If the corporate governance and nominating committee determines that an additional or replacement director is required, the corporate governance and nominating committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the corporate governance and nominating committee, our board directors or management.

The corporate governance and nominating committee may propose to our board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to our board of directors. In the future, the corporate governance and nominating committee may pay fees to third parties to assist in identifying or evaluating director candidates.

Stockholder Recommendations for Nominations to the Board of Directors

A stockholder that wants to recommend a candidate for election to the board of directors should direct the recommendation in writing by letter to the Company, attention of the Secretary, at 975 Island Drive, Suite 201, Redwood City, CA 94065. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

A stockholder that instead desires to nominate a person directly for election to the board of directors at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s bylaws and the rules and regulations of the Securities and Exchange Commission. Section 2.4 of the Company’s bylaws requires that a stockholder who seeks to nominate a candidate for director must provide a written notice to the Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by the Secretary of the Company not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. That notice must state the information required by Section 2.4 of the Company’s bylaws, and otherwise must comply with applicable federal and state law. The Secretary of the Company will provide a copy of the bylaws upon request in writing from a stockholder. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto.

Stockholders also have the right under our bylaws to propose director candidates for consideration by the committee or our board of directors and also directly nominate director candidates, without any action or recommendation on the part of the committee or our board of directors, by following the procedures set forth in the section of this proxy statement titled “Stockholder Proposals For 2020 Annual Meeting”.

Compensation Committee Interlocks and Inside Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of business conduct and ethics is available on our website at http://investor.allakos.com/investor-relations in the “Corporate Governance” section of our Investors webpage. We intend to disclose any future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or our directors on our website identified above.

Communications with the Board of Directors

Our board of directors believes that management speaks for Allakos Inc. Individual board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with knowledge of management and, in most instances, only at the request of management.

In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at 975 Island Drive, Suite 201, Redwood City, CA 94065. Our Secretary monitors these communications and will provide a summary of all received messages to the board of directors at each regularly scheduled meeting of the board of directors. Our board of directors generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate.

Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by the Company’s corporate governance and nominating committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or (c) communications to the audit committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

DIRECTOR COMPENSATION

The following table provides information regarding compensation earned during the fiscal year ended December 31, 2018 by each non-employee director for his service on the board of directors and any committee(s).

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Daniel Janney	$38,348	$381,948	$420,296
John McKearn, Ph.D.	$24,196	$381,948	$406,144
Robert E. Andreatta	$25,108	$381,948	$407,056
Paul Walker	$23,967	$381,948	$405,915
Steven P. James	$37,098	$190,974	$228,072

(1)	The fees paid to non-employee directors are described further below.
(2)

The amounts disclosed represent the aggregate grant date fair value of option awards as calculated in accordance with the provisions Accounting Standards Codification (“ASC 718”), Compensation—Stock Compensation. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in the notes to our audited financial statements.

Directors who are also our employees receive no additional compensation for their service as directors. Dr. Alexander was our only employee director during 2018. See the section titled “Executive Compensation” for additional information about Dr. Alexander’s compensation.

In July 2018, each of our non-employee directors (other than Mr. James) was granted an option to purchase 37,600 shares of our common stock and Mr. James was granted an option to purchase 18,800 shares of our common stock, in each case, at a per share exercise price equal to $16.00. Each of these options vests as to 1/36th of the shares subject to the option each month following the vesting start date, in each case, subject to continued service through each applicable vesting date.

Director Compensation

Each non-employee director is eligible to receive the cash and equity compensation for board services under our outside director compensation policy. In 2018, our compensation committee engaged Radford, a business unit of Aon plc (“Radford”), to assist in crafting our outside director compensation policy. Radford provided our compensation committee with competitive data, analysis and recommendations regarding non-employee director compensation. After careful consideration of this information and the scope of the duties and responsibilities of our non-employee directors, our board of directors approved our outside director compensation policy, which we believe provides reasonable compensation to our non-employee directors that is commensurate with their contributions and appropriately aligned with our peers. We also reimburse our directors for expenses associated with attending meetings of our board of directors and committees of our board of directors.

Cash Compensation

Under the outside director compensation policy, our non-employee directors will be entitled to receive the following cash compensation for their services:

•	$40,000 per year for service as a board member;
•	$30,000 per year for service as chair of the board of directors;
•	$15,000 per year for service as chair of the audit committee;
•	$7,500 per year for service as a member of the audit committee;
•	$10,000 per year for service as chair of the compensation committee;
•	$5,000 per year for service as a member of the compensation committee;

•	$8,000 per year for service as chair of the nominating and governance committee; and
•	$4,000 per year for service as a member of the nominating and governance committee.

All cash payments to non-employee directors will be paid quarterly in arrears on a prorated basis.

Equity Compensation

Initial Option. Subject to the limits in our 2018 Equity Incentive Plan (“2018 Plan”), each person who first becomes a non-employee director (other than a person that ceases to be an employee of ours but remains a director of ours) on or following the effective date of the outside director compensation policy will be granted an option covering 32,000 shares of our common stock (“initial option”), which grant will be made no later than the date of our first board of directors or compensation committee meeting occurring on or after the date on which such individual first becomes a non-employee director, whether through election by our stockholders or appointment by our board of directors. Each initial option will vest as to 1/36th of the shares subject to the initial option each month following the commencement of the applicable non-employee director’s service as a non-employee director, in each case, subject to continued service through each applicable vesting date.

Annual Option. Subject to the limits in the 2018 Plan, each non-employee director will be automatically granted, on the date of each annual meeting of our stockholders, an option covering 16,000 shares of our common stock (“annual option”). Each annual option will fully vest on the earlier of (i) the one-year anniversary of the date of grant of the annual option or (ii) the date of the next annual meeting of our stockholders that occurs following the grant of such annual option, in each case, subject to continued service through the applicable vesting date.

In the event of a change in control, as defined in the 2018 Plan, all of a non-employee director’s outstanding company awards (including his or her initial option and his or her annual options, as applicable) will become fully vested and exercisable (if applicable) immediately before such change in control.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1:

Election of Directors

Board Composition

Our board of directors currently consists of six members, with staggered three-year terms, pursuant to our restated certificate of incorporation and restated bylaws. Directors in Class I will stand for election at the 2019 Annual Meeting.  The terms of office of directors in Class II and Class III expire at our Annual Meetings of Stockholders to be held in 2020 and 2021, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the Class I nominees named below and currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at our 2022 Annual Meeting of Stockholders, or until such director’s successor is duly elected and qualified, or until his earlier death, resignation, disqualification or removal.

Our directors and their ages as of April 30, 2019 and positions with the Company are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
Robert Alexander, Ph.D.	49	President, Chief Executive Officer, Director and Director Nominee
Daniel Janney (2)(3)	53	Chair of Board
Robert E. Andreatta (1)	57	Director
Steven P. James (1)(3)	61	Director and Director Nominee
John McKearn, Ph.D. (2)(3)	65	Director
Paul Walker (1)(2)	44	Director

(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of corporate governance and nominating committee

Nominees

Robert Alexander, Ph.D. has served as a member of our board of directors since May 2017, as our Chief Executive Officer since April 2017 and as our President since November 29, 2017. He previously served as a member of our board of directors from December 2012 until June 2013. From December 2013 to April 2017, Dr. Alexander served as Chief Executive Officer of ZS Pharma (acquired by AstraZeneca in December 2015), where he also served as a member of the board of directors, including as Chairman from March 2013 to March 2014. From November 2005 to March 2013, Dr. Alexander served as a Director at Alta Partners, a venture capital firm in life sciences. In addition, he acted as Executive Chairman and interim Chief Executive Officer of SARcode Biosciences (acquired by Shire plc in April 2013), a biopharmaceutical company. During his time at Alta, he led investments in SARcode Biosciences, Lumena Pharmaceuticals, ZS Pharma and Allakos. Previously, Dr. Alexander was a Principal in MPM Capital’s BioEquities fund where he sourced opportunities and led due diligence efforts for both public and private investments. Dr. Alexander also previously worked in the Business Development group at Genentech (now a member of the Roche Group), a biotechnology company, where he was responsible for sourcing and screening product opportunities based on scientific merit and strategic fit, leading diligence teams and negotiating terms and definitive agreements. He is currently a director at Allena Pharmaceuticals. Dr. Alexander joined Genentech after completing his post-doctoral fellowship at Stanford University in the Pathology department. He also holds a Ph.D. with a focus in immunology from the University of North Carolina and a B.A. in zoology from Miami University of Ohio.

We believe Dr. Alexander is qualified to serve on our board of directors because of the perspective and experience he provides as our President and CEO, as well as his broad experience within the pharmaceutical industry, particularly in the area of immunology.

Steven P. James has served as a member of our board of directors since April 2016. From July 2014 to present, Mr. James has been an independent director at several biotechnology companies and served as acting or interim Chief Executive Officer at Antiva Biosciences (previously Hera Therapeutics) and Pionyr Immunotherapeutics (previously Precision Immune). Mr. James served as President and Chief Executive Officer of Labrys Biologics, from December 2012 until its acquisition by Teva Pharmaceuticals in July 2014. He was President and Chief Executive Officer of KAI Pharmaceuticals, from October 2004 until its acquisition by Amgen in July 2012. He was Senior Vice President, Commercial Operations, at Exelixis, from 2003 until 2004. Previously he held senior business roles at Sunesis Pharmaceuticals and Isis Pharmaceuticals. He began his career in new product planning at Eli Lilly and Company. Mr. James was also a member of the board of directors of Cascadian Therapeutics and Ocera Therapeutics, and is currently a director of Antiva Biosciences, Chrono Therapeutics and Pionyr Immunotherapeutics, where he has been President and Chief Executive Officer since January 2016. Mr. James earned a Bachelor of Arts degree in biology from Brown University and a Masters in Management degree from the Kellogg Graduate School of Management at Northwestern University.

We believe Mr. James is qualified to serve on our board of directors because of his experience as an executive of pharmaceutical companies, as well as his experience serving on the board of directors for several biotechnology companies.

Continuing Directors

Daniel Janney has served as a member of our board of directors since March 2017 and as Chair of our board of directors since June 2017. Mr. Janney is a managing director at Alta Partners, a life sciences venture capital firm, which he joined in 1996. Prior to joining Alta, from 1993 to 1996, Mr. Janney was a Vice President in Montgomery Securities’ healthcare and biotechnology investment banking group, focusing on life sciences companies. Mr. Janney is a director of a number of companies including Esperion Therapeutics, Krystal Biotech, Prolacta Bioscience and Sutro Biopharma. Mr. Janney is currently a member of the executive committee of the California Academy of Sciences Board of Trustees. He holds a Bachelor of Arts in history from Georgetown University and an M.B.A. from the Anderson School at the University of California, Los Angeles.

We believe Mr. Janney is qualified to serve on our board of directors because of his experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry.

Robert E. Andreatta has served as a member of our board of directors since June 2018. Mr. Andreatta has served as Vice President, Controller at Google LLC since March 2016. Previously, at Genentech, he served as Director of Collaboration Finance from June 2003 to September 2004, Director of Corporate Accounting and Reporting from September 2004 to May 2005, Assistant Controller and Senior Director, Corporate Finance from May 2005 to June 2006, Controller from June 2006 to November 2008, Chief Accounting Officer from April 2007 to November 2008 and Vice President, Controller and Chief Accounting Officer from November 2008 to March 2016. Prior to joining Genentech, he held various officer positions at HopeLink Corporation, a healthcare information technology company, from 2000 to 2003 and was a member of the board of directors of HopeLink from 2002 to 2003. Mr. Andreatta worked for KPMG from 1983 to 2000, including service as an audit partner from 1995 to 2000. He earned a Bachelor of Science degree in accounting from Santa Clara University.

We believe Mr. Andreatta is qualified to serve on our board of directors because of his extensive financial and accounting expertise, his industry experience and his experience as a public company executive.

John McKearn, Ph.D. has served as a member of our board of directors since December 2012. Dr. McKearn joined RiverVest Venture Partners, a venture capital firm, in April 2008 as a Venture Partner and has been a Managing Director since April 2011. Prior to joining RiverVest, Dr. McKearn was the Chief Executive Officer of Kalypsys, a biopharmaceutical company, from 2005 to December 2006, its President from 2004 to December 2006 and its Chief Scientific Officer from 2003 to 2005. From 2000 to June 2009, Dr. McKearn served on the board of

IDM Pharma (acquired by Takeda), a biotechnology company. He also previously served on the board of directors of Epimmune, Keel Pharmaceuticals, ZS Pharma, Otonomy and Lumena Pharmaceuticals and currently serves as a member of the board of directors of Arch Oncology, OncoResponse, Good Therapeutics and Adarza Biosystems. From 1987 to 2003, Dr. McKearn worked as a scientist with G.D. Searle & Company, which merged into Pharmacia Corporation in 2000, serving as the head of discovery research from 1997 to 2003. Before that, he was a senior scientist at E.I. DuPont de Nemours and Company, a member of the Basel Institute for Immunology in Basel, Switzerland and a research associate in the Department of Microbiology and Immunology at Washington University in St. Louis. Dr. McKearn holds a Bachelor’s degree in biology from Northern Illinois University and a Ph.D. in immunology from the University of Chicago.

We believe Dr. McKearn is qualified to serve on our board of directors because of his experience as a venture capital investor, his industry expertise and his leadership experience with biotechnology and pharmaceutical companies.

Paul Walker has served as a member of our board of directors since November 2017. Mr. Walker has been a partner of New Enterprise Associates, an investment firm focused on venture capital and growth equity investments, since April 2008, where Mr. Walker focuses on later-stage biotechnology and life sciences investments. From January 2001 to March 2008, Mr. Walker worked at MPM Capital, a life sciences venture capital firm, where he specialized in public, private-investment-in-public-equity and mezzanine-stage life sciences investing as a general partner with the MPM BioEquities Fund. From July 1996 to December 2000, Mr. Walker served as a portfolio manager at Franklin Resources, a global investment management organization known as Franklin Templeton Investments. Mr. Walker previously served as a member of the board of directors of TESARO, currently serves as a member of the board of directors of TRACON Pharmaceuticals, is a board observer of Sunesis Pharmaceuticals and manages a number of NEA’s other late-stage and public investments. Mr. Walker received a B.S. in biochemistry and cell biology from the University of California at San Diego and holds the designation of Chartered Financial Analyst.

We believe Mr. Walker is qualified to serve on our board of directors because of his experience in the life sciences and venture capital industries, his educational background and his experience as a public company director.

Vote Required

The election of Class I directors requires a plurality vote of the shares of our common stock by proxy at the 2019 Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE

PROPOSAL 2:

Ratification of Independent Registered Public Accounting Firm

Our audit committee has appointed Ernst & Young LLP, as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2019. Ernst & Young LLP has served as our independent registered public accounting firm since 2016.

Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the 2019 Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2019 if our audit committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2018 and 2017.

	2018	2017
Audit Fees (1)	$1,428,000	$528,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	2,000	—
	$1,430,000	$528,000

__________

(1)

Audit Fees in 2018 and 2017 consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, the review of interim financial statements, and services associated with our IPO, which was completed in July 2018.

(2)	There were no Audit-Related Fees incurred in 2018 or 2017.
(3)	There were no Tax Fees incurred in 2018 or 2017.
(4)

All Other Fees incurred in 2018 relate to other products and professional services provided by Ernst & Young LLP and includes subscription fees for access to an online library of accounting research literature.

Auditor Independence

In 2018, there were no other professional services provided by Ernst & Young LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2018 and 2017 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the 2019 Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM UNDER PROPOSAL TWO

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the audit committee of our board of directors submits the report below.  The material in this report is not “soliciting material,” is not be deemed “filed” with the SEC, and is not to be incorporated by reference into any filing made by Allakos Inc. (the “Company”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit Committee Report to Stockholders

The audit committee of the board of directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The audit committee is composed of three directors, each of whom is independent as defined under the rules of the NASDAQ Global Select Market. Our board of directors has determined that each member of the audit committee is independent and that Mr. Andreatta qualifies as an “audit committee financial expert” under the SEC rules. The audit committee operates under a written charter approved by the board of directors and held four meetings in fiscal 2018. A copy of the charter is available on the Company’s website at http://investor.allakos.com/investor-relations in the “Corporate Governance” section of our Investors webpage.

Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. Ernst and Young LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the audit committee met with management and Ernst & Young LLP to review and discuss the December 31, 2018 audited financial statements. The audit committee also discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards Update No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the audit committee received the written disclosures from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and the audit committee has discussed Ernst and Young LLP independence from the Company and its management.

Based upon the audit committee’s discussions with management and Ernst & Young LLP, and the audit committee’s review of the representations of management and Ernst & Young LLP, the audit committee recommended that the board of directors include the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal 2018 filed with the SEC.

The audit committee also has appointed, subject to stockholder ratification, Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2019.

Respectfully submitted,

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ALLAKOS INC.

Robert E. Andreatta, Chairman
Steven P. James
Paul Walker

EXECUTIVE OFFICERS

Our executive officers and their ages as of April 30, 2019 and positions with the Company are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
Robert Alexander, Ph.D.	49	President, Chief Executive Officer and Director
Adam Tomasi, Ph.D.	49	Chief Operating Officer, Chief Financial Officer and Secretary
Henrik Rasmussen, M.D., Ph.D.	60	Chief Medical Officer
Mark Asbury	56	Chief Legal Officer and General Counsel

Our board of directors chooses our executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.

Robert Alexander, Ph.D. has served as a member of our board of directors since May 2017, as our Chief Executive Officer since April 2017 and as our President since November 29, 2017. He previously served as a member of our board of directors from December 2012 until June 2013. From December 2013 to April 2017, Dr. Alexander served as Chief Executive Officer of ZS Pharma (acquired by AstraZeneca in December 2015), where he also served as a member of the board of directors, including as Chairman from March 2013 to March 2014. From November 2005 to March 2013, Dr. Alexander served as a Director at Alta Partners, a venture capital firm in life sciences. In addition, he acted as Executive Chairman and interim Chief Executive Officer of SARcode Biosciences (acquired by Shire plc in April 2013), a biopharmaceutical company. During his time at Alta, he led investments in SARcode Biosciences, Lumena Pharmaceuticals, ZS Pharma and Allakos. Previously, Dr. Alexander was a Principal in MPM Capital’s BioEquities fund where he sourced opportunities and led due diligence efforts for both public and private investments. Dr. Alexander also previously worked in the Business Development group at Genentech (now a member of the Roche Group), a biotechnology company, where he was responsible for sourcing and screening product opportunities based on scientific merit and strategic fit, leading diligence teams and negotiating terms and definitive agreements. He is currently a director at Allena Pharmaceuticals. Dr. Alexander joined Genentech after completing his post-doctoral fellowship at Stanford University in the Pathology department. He also holds a Ph.D. with a focus in immunology from the University of North Carolina and a B.A. in zoology from Miami University of Ohio.

Adam Tomasi, Ph.D. has served as our Chief Operating Officer and Chief Financial Officer since April 2017 and as Secretary since November 2017. Dr. Tomasi is also on the board of directors of Attune Pharmaceuticals, a private biotechnology company. From August 2013 to January 2015, Dr. Tomasi served as Senior Vice President, Corporate Development of ZS Pharma, and from February 2015 to March 2017, he served as Chief Scientific Officer and Head of Corporate Development of ZS Pharma. Previously, Dr. Tomasi was a Principal at Alta Partners, where he was involved in the funding and development of notable medical technology and life science companies including Chemgenex, Excaliard, Lumena Pharmaceuticals, Achaogen, Immune Design, Allakos and ZS Pharma. Prior to joining Alta Partners, Dr. Tomasi was in the Harvard-MIT Biomedical Enterprise Program where he completed internships as an equity analyst at Lehman Brothers and at MPM Capital. Dr. Tomasi also previously worked as a medicinal chemist with Gilead Sciences and Cytokinetics, where he helped create the cardiovascular drug CK-1827452, which was licensed to Amgen. Dr. Tomasi holds a B.S. in Chemistry from the University of California, Berkeley, an MBA from the Massachusetts Institute of Technology Sloan School of Management and a Ph.D. in Chemistry from the University of California, Irvine.

Henrik Rasmussen, M.D., Ph.D. has served as our Chief Medical Officer since June 2017. From October 2012 through June 2016, Dr. Rasmussen served as Chief Medical Officer at ZS Pharma, a biotechnology company. From August 2009 to October 2012 and from June 2015 to June 2017, Dr. Rasmussen served as President and Chief Executive Officer of Rasmussen Biotech and Pharma Consulting. Dr. Rasmussen also previously held the positions of Corporate Vice President and Head of Clinical Development and Medical and Regulatory Affairs at Novo Nordisk. He also previously served as Chief Medical Officer for Nabi Biopharmaceuticals and Genvec. He was also previously Vice President for Clinical Research and Senior Vice President for Clinical Research and Regulatory Affairs at British Biotech and International Clinical Project Manager and Global Study Director for cardiovascular drug development at Pfizer Central Research. Dr. Rasmussen has led numerous global development programs and regulatory filings worldwide, including NDAs. Dr. Rasmussen received his M.D. and Ph.D. from the University of Copenhagen in Denmark and is trained in internal medicine and cardiology.

Mark Asbury has served as our Chief Legal Officer and General Counsel since November 2018. From 2016 to 2017, Mr. Asbury was General Counsel at Samsara BioCapital, a science-driven venture capital firm. From 2014 to 2016 Mr. Asbury was Chief Legal Officer and General Counsel at ZS Pharma (acquired by AstraZeneca) where he was responsible for all legal aspects of the organization, including intellectual property, SEC matters and strategic transactions. Prior to ZS Pharma, he was the Vice President and General Counsel of Pharmacyclics where he helped the company negotiate a $975 million deal with Johnson & Johnson for ibrutinib, its Phase 2 molecule. Prior to that, Mr. Asbury held a variety of positions at Genentech, most recently as Associate General Counsel and Senior Director of Transactional Law. Prior to joining Genentech, he worked for the law firm of Shearman & Sterling, where he specialized in corporate finance, mergers and acquisitions, and commercial debt financings. Mr. Asbury holds a B.A. in Soviet Studies from Vanderbilt University and a J.D. from Stanford Law School.

EXECUTIVE COMPENSATION

As an “emerging growth company,” we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. The following Summary Compensation Table (“SCT”) summarizes the total compensation of our named executive officers for all services rendered to the Company in all capacities for the fiscal years ending December 31, 2018 and 2017. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Robert Alexander, Ph.D	2018	$500,000	$7,311,538	$250,000	$11,072	$8,072,610
President and Chief Executive Officer	2017	$300,000	$671,080	$120,000	$5,477	$1,096,557
Adam Tomasi, Ph.D	2018	$400,000	$3,655,769	160,000	$11,072	$4,226,841
Chief Operating Officer, Chief Financial Officer and Secretary	2017	$243,750	$335,540	73,125	$5,477	$657,892
Henrik Rasmussen, M.D., Ph.D.	2018	$326,510	$2,027,168	$97,953	$72	$2,451,703
Chief Medical Officer	2017	$182,681	$303,800	$54,804	$4,742	$546,027

(1)

The salary amounts shown for Drs. Alexander, Tomasi and Rasmussen represent the amounts they each earned during their employment with us in 2018 and 2017. Dr. Alexander joined as President and Chief Executive Officer in April 2017 and had an annualized salary of $500,000 and $400,000 in 2018 and 2017, respectively. Dr. Tomasi joined as Chief Operating Officer, Chief Financial Officer and Secretary in April 2017 and had an annualized salary of $400,000 and $325,000 in 2018 and 2017, respectively. Dr. Rasmussen joined as Chief Medical Officer in June 2017 and had an annualized salary of $326,510 and $317,000 in 2018 and 2017, respectively.

(2)

The amounts disclosed represent the aggregate grant date fair value of option awards as calculated in accordance with the provisions Accounting Standards Codification (“ASC 718”), Compensation—Stock Compensation. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in the notes to our audited financial statements.

(3)	All bonus payments were made at the discretion of the board of directors based on our achievement of key metrics under our corporate bonus plan for 2018 and 2017, respectively.
(4)	The amounts reported in this column primarily reflect the dollar value of employer 401(k) and SIMPLE IRA matching contributions paid to each participating named officer.

In 2018, our compensation committee retained Radford, a business unit of Aon plc (“Radford”), to provide information, recommendations and other advice relating to executive compensation. Radford helped to develop a group of peer companies to help determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Agreements with Named Executive Officers

On July 6, 2018 we entered into an offer letter with each of our then named executive officers in connection with their employment with us. These letters replaced offer letters that had previously governed these officers’ terms of employment. The officers are employed “at will” so may be terminated by us or the executive officer at any time. For fiscal years 2018 and 2017, Dr. Alexander earned $500,000 and $300,000, respectively, under his offer letters. Dr. Alexander is entitled to any increases (but not decreases) of his annual salary as may be determined from time to time in the sole discretion of the Board. For fiscal years 2018 and 2017, Dr. Tomasi earned $400,000 and $243,750, respectively, under his offer letters. Dr. Tomasi is entitled to any increases (but not decreases) of his annual salary as may be determined from time to time in the sole discretion of the Board. For fiscal years 2018 and 2017, Dr. Rasmussen earned $326,510 and $182,681, respectively, under his offer letters. Dr. Rasmussen’s salary is subject to review and adjustment from time to time by the board of directors or its compensation committee, as applicable, in its sole discretion.

Dr. Alexander is eligible for an annual bonus targeted at 50% of his annual salary under the terms of his offer letter.  This annual bonus is based upon the achievement of certain performance objectives established by mutual agreement between Dr. Alexander and the board of directors and such bonus is granted pursuant to our Incentive Compensation Plan described below.

Dr. Tomasi is eligible for an annual bonus targeted at 40% of his annual salary under the terms of his offer letter. This annual bonus is based upon the achievement of certain performance objectives established by mutual agreement between Dr. Tomasi and the board of directors and such bonus is granted pursuant to our Incentive Compensation Plan described below.

Dr. Rasmussen is eligible for an annual bonus targeted at 30% of his annual salary under the terms of his offer letter. This annual bonus is based upon the achievement of certain performance objectives established by the board of directors or its compensation committee, as applicable, in its sole discretion and such bonus is granted pursuant to our Incentive Compensation Plan described below.

Our Incentive Compensation Plan allows our compensation committee to grant incentive awards, generally payable in cash, to employees selected by our compensation committee, including our named executive officers, based upon performance goals established by our compensation committee. Under our Incentive Compensation Plan, our compensation committee determines the performance goals applicable to any award, which goals may include, without limitation, goals related to research and development, regulatory milestones or regulatory-related goals, gross margin, financial milestones, new product or business development, operating margin, product release timelines or other product release milestones, publications, cash flow, procurement, savings, internal structure, leadership development, project, function or portfolio-specific milestones, license or research collaboration agreements, capital raising, initial public offering preparations, patentability and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.

Our 2012 Equity Incentive Plan (the “2012 Plan”) permitted the grant of incentive stock options to our employees and our parent and subsidiary corporations’ employees, and the grant of nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants. The 2012 Plan terminated in connection with our initial public offering.

Our 2018 Equity Incentive Plan (the “2018 Plan”) provides for the grant of incentive stock options to our employees and any of our subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees, directors and consultants and our subsidiary corporations’ employees and consultants. Our compensation committee makes all determinations deemed necessary or advisable for administering the 2018 Plan, including but not limited to, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2018 Plan, determine the terms and conditions of awards (including, but not limited to, the exercise price, the time or times at which awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto).

For more information regarding our 401K matching contributions outlined in the column titled “All Other Compensation” please see the section titled “Employee Benefit and Stock Plans – 401(k) Plan”.

Outstanding Equity Awards as of December 31, 2018

The following table lists the outstanding equity awards held by our named executive officers as of December 31, 2018:

		Option Awards
		Number of Securities Underlying Unexercised Options (#)
Name	Grant Date (1)	Exercisable		Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date
Robert Alexander, Ph.D.	10/9/2018	—	(3)	250,000	—	$35.28	10/9/2028
	5/15/2018	—	(4)	315,200	—	$4.31	5/15/2028
	1/27/2018	120,842	(5)	169,180	—	$4.01	1/27/2028
	5/17/2017	1,059,600	(6)	—	—	$0.69	5/7/2027
Adam Tomasi, Ph.D.	10/9/2018	—	(7)	125,000	—	$35.28	10/9/2028
	5/15/2018	—	(8)	157,600	—	$4.31	5/15/2028
	1/27/2018	60,421	(9)	84,590	—	$4.01	1/27/2028
	5/17/2017	706,400	(10)	—	—	$0.69	5/7/2027
Henrik Rasmussen, M.D.,	10/9/2018	—	(11)	80,000	—	$35.28	10/9/2028
Ph.D.	5/15/2018	—	(12)	80,000	—	$4.31	5/15/2028
	10/2/2017	147,000	(13)	245,000	—	$1.16	10/2/2027

(1)

The outstanding options to purchase shares of our common stock were granted pursuant to the 2018 Plan and 2012 Plan. These option awards are subject to vesting acceleration under certain circumstances as described under “Potential Payments upon Termination or Change in Control” and “Dr. Alexander and Dr. Tomasi’s Agreements” below.

(2)

Prior to our IPO on July 19, 2018, the fair market value of a share of our common stock on the date of grant was determined by our board of directors. Since our IPO on July 19, 2018, the closing share price represents the fair market value of a share of our common stock on the date of grant.

(3)

The option award vests as to one-fourth of the shares on October 9, 2019, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Alexander continuing as a service provider through each such date.

(4)

The option award vests as to one-fourth of the shares on May 15, 2019, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Alexander continuing as a service provider through each such date.

(5)

The option award vested as to one-fourth of the shares on April 1, 2018, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Alexander continuing as a service provider through each such date.

(6)

The option award is subject to an early exercise provision and is immediately exercisable. On May 10, 2018, Dr. Alexander partially exercised the option award with respect to 353,200 shares. The shares underlying the option award vested as to one-fourth of the total shares on April 3, 2018 and vested and continue to vest, subject to Dr. Alexander’s continued role as a service provider to us, as to an additional one forty-eighth of the total shares on the same day of each month thereafter.

(7)

The option award vests as to one-fourth of the shares on October 9, 2019, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Tomasi continuing as a service provider through each such date.

(8)

The option award vests as to one-fourth of the shares on May 15, 2019, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Tomasi continuing as a service provider through each such date.

(9)

The option award vested as to one-fourth of the shares on April 1, 2018, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Tomasi continuing as a service provider through each such date.

(10)

The option award is subject to an early exercise provision and is immediately exercisable. The shares underlying the option award vested as to one-fourth of the total shares on April 3, 2018 and vested and continue to vest, subject to Dr. Tomasi’s continued role as a service provider to us, as to an additional one forty-eighth of the total shares on the same day of each month thereafter.

(11)

The option award vests as to one-fourth of the shares on October 9, 2019, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Rasmussen continuing as a service provider through each such date.

(12)

The option award vests as to one-fourth of the shares on May 15, 2019, and one forty-eighth of the shares subject to the option award vest each month thereafter, subject to Dr. Rasmussen continuing as a service provider through each such date.

(13)

The shares underlying the option award vested as to one-fourth of the total shares on June 5, 2018 and continue to vest, subject to Dr. Rasmussen’s continued role as a service provider to us, as to an additional one forty-eighth of the total shares on the same day of each month thereafter.

Potential Payments upon Termination or Change in Control

2018 Equity Incentive Plan and 2012 Equity Incentive Plan, as amended

Our 2018 Plan provides that in the event of a merger or change in control, as defined under our 2018 Plan, each outstanding award will be treated as the administrator determines, without requiring a participant’s consent. The administrator is not required to treat all awards, all awards held by a participant or all awards of the same type, similarly.

If a successor corporation does not assume or substitute for any outstanding award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and for awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. If an option or stock appreciation right is not assumed or substituted in the event of a change in control, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.

Our 2012 Plan provides that in the event of a merger or change in control, as defined under the 2012 Plan, each outstanding award will be treated as the administrator determines. If a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the applicable participant in writing or electronically that the award will be exercisable for a period of time determined by the administrator, and the option or stock appreciation right will terminate upon the expiration of such period.

Change in Control and Severance Policy

We adopted a Change in Control and Severance Policy (the “severance policy”) for Dr. Rasmussen and certain other of our key employees (other than Dr. Alexander and Dr. Tomasi, whose agreements are described further below).

Under the severance policy, if we terminate Dr. Rasmussen other than for “cause,” death or “disability” or he resigns for “good reason”, in each case, during the period beginning upon a “change in control”, such terms as defined in the severance policy, and ending 24 months following the change in control, such period referred to as the change in control period, he will be eligible to receive the following severance benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to 12 months of his then-current annual base salary (or if he resigns for good reason based on a material reduction in base salary, then his annual base salary in effect immediately prior to such reduction) or if greater, at the level in effect immediately before the change in control, (ii) a lump sum cash amount equal to 100% of his then-current target annual bonus opportunity, (iii) 100% of his then outstanding and unvested equity awards will become fully vested and exercisable, if applicable, and any applicable performance goals will be deemed achieved at 100% of target levels, and (iv) payment or reimbursement of continued health coverage for him and his dependents under COBRA for a period of up to 12 months, or a taxable lump sum payment in lieu of such payment or reimbursement, as applicable.

Further, under the severance policy, if Dr. Rasmussen is terminated other than for cause, death or disability outside the change in control period, he will be eligible to receive the following severance benefits (less applicable tax withholding): (i) a lump sum cash amount equal to 9 months of his then-current annual base salary, (ii) a lump sum cash amount equal to a pro rata portion of his then-current target annual bonus opportunity and (iii) payment or reimbursement of continued health coverage for him and his dependents for a period of up to 9 months, or a taxable lump sum payment in lieu of such payment or reimbursement, as applicable.

To receive any severance benefits under the severance policy, Dr. Rasmussen must sign and not revoke our standard separation agreement and release of claims within the timeframe set forth in the severance policy.

If any of the payments provided for under the severance policy or otherwise payable to Dr. Rasmussen would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then he will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. The severance policy does not require us to provide any tax gross-up payments to Dr. Rasmussen or any other participant in the severance policy.

Dr. Alexander and Dr. Tomasi are not eligible to participate in the severance policy and are only eligible to receive potential termination or change in control payments and benefits pursuant to their offer letters.

Dr. Alexander and Dr. Tomasi’s Agreements

Dr. Alexander’s offer letter with us provides that in the event that:

•

a “change in control”, as defined in Dr. Alexander’s amended offer letter, occurs, 100% of the total number of shares subject to Dr. Alexander’s company options or other stock awards will immediately vest as of the date immediately preceding the change in control, subject to his continued employment through such date;

•

during the period commencing 3 months before a change in control and ending upon a change in control, such period referred to as the pre-change in control period, Dr. Alexander’s employment is terminated (i) by us without cause, (ii) due to his death or disability or (iii) by him for good reason, then 100% of the total number of shares subject to his company options or other stock awards that have not vested will immediately vest and become exercisable; and

•

Dr. Alexander’s employment is terminated by us without cause (and other than due to his death or disability) or by him for good reason, in either case, outside the pre-change in control period, then the total number of shares subject to his company options or other stock awards that have not vested but would have vested if he had remained employed on the first anniversary of the date of his termination will immediately vest and become exercisable.

To receive the vesting acceleration benefits above that require a qualifying termination of Dr. Alexander’s employment, Dr. Alexander must timely sign and not revoke a separation agreement and release of claims in our favor.

Dr. Alexander’s offer letter provides that his existing company stock options and any future company stock options granted to him by us will continue to be exercisable for a period of 24 months (or such longer period as provided in the company equity plan under which the applicable option was granted) after the earlier of: his termination of employment due to his death or “disability”, as defined in the applicable company equity plan, or his termination of employment by us other than for “cause”, death or “disability” or by him for “good reason”, each such term as defined in Dr. Alexander’s amended offer letter, subject to earlier termination under the terms of the applicable company equity plan, except no company option of his will be exercisable after its expiration date.

Under Dr. Alexander’s offer letter, if we terminate Dr. Alexander’s employment other than for cause, death or disability or he resigns for good reason, in each case, during the period beginning upon a change in control and ending 24 months after the change in control, such period referred to as the post-change in control period, he will be eligible to receive the following severance benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to 24 months of his then-current annual base salary, (ii) a lump sum cash amount equal to 200% of his then-current target annual bonus opportunity and (iii) reimbursement of continued health coverage for him and his eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for a period of up to 24 months, or a taxable lump sum payment in lieu of such reimbursement.

Further, under Dr. Alexander’s amended offer letter, if Dr. Alexander’s employment is terminated by us other than for cause, death or disability or by him for good reason outside the post-change in control period, he will be eligible to receive the following severance benefits (less applicable tax withholding): (i) continuation of his then-current annual base salary for 12 months following his termination date (ii) a lump sum cash amount equal to a pro rata portion of his then-current target annual bonus opportunity and (iii) reimbursement of continued health coverage for him and his eligible dependents for a period of up to 12 months, or a taxable lump sum payment in lieu of such reimbursement.

To receive any of the severance benefits described above, Dr. Alexander must timely sign and not revoke a separation agreement and release of claims in our favor.

Finally, Dr. Alexander’s offer letter provides that:

•

if any severance or other benefits payable to Dr. Alexander constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax under Section 4999 of the Internal Revenue Code, Dr. Alexander would be entitled to receive either full payment of benefits or such lesser amount (except such reduction will not exceed $50,000 of the full amount), whichever would result in his receipt in the greater amount of after-tax benefits; and

•

if any portion of the severance or other benefits provided will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code after applying the process in the paragraph above, Dr. Alexander will receive a payment from us equal to the sum of (i) the amount sufficient to pay such excise tax, and (ii) the amount sufficient to pay the excise tax, employment tax, and federal and state income taxes arising from the payment described in this sentence.

Dr. Tomasi’s offer letter provides that in the event that:

•

a “change in control”, as defined in Dr. Tomasi’s amended offer letter, occurs, 100% of the total number of shares subject to Dr. Tomasi’s company options or other stock awards will immediately vest as of the date immediately preceding the change in control, subject to his continued employment through such date;

•

during the period commencing 3 months before a change in control or change in control and ending upon a change in control, such period referred to as the pre-change in control period, Dr. Tomasi’s employment is terminated (i) by us without cause, (ii) due to his death or disability, or (iii) by him for good reason, then 100% of the total number of shares subject to his company options or other stock awards that have not vested will immediately vest and become exercisable; and

•

Dr. Tomasi’s employment is terminated by us without cause (and other than due to his death or disability) or by him for good reason, in either case, outside the pre-change in control period, then the total number of shares subject to his company options or other stock awards that have not vested but would have vested if he had remained employed on the first anniversary of the date of his termination will immediately vest and become exercisable.

To receive the vesting acceleration benefits above that require a qualifying termination of Dr. Tomasi’s employment, Dr. Tomasi must timely sign and not revoke a separation agreement and release of claims in our favor.

Dr. Tomasi’s offer letter provides that his existing company stock options and any future company stock options granted to him by us will continue to be exercisable for a period of 24 months (or such longer period as provided in the company equity plan under which the applicable option was granted) after the earlier of: his termination of employment due to his death or “disability”, as defined in the applicable company equity plan, or his termination of employment by us other than for “cause”, death or “disability” or by him for “good reason”, each such term as defined in Dr. Tomasi’s amended offer letter, subject to earlier termination under the terms of the applicable company equity plan, except no company option of his will be exercisable after its expiration date.

Under Dr. Tomasi’s offer letter, if we terminate Dr. Tomasi’s employment other than for cause, death or disability or he resigns for good reason, in each case, during the period beginning upon a change in control and ending 24 months after the change in control, such period referred to as the post-change in control period, he will be eligible to receive the following severance benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to 24 months of his then-current annual base salary, (ii) a lump sum cash amount equal to 200% of his then-current target annual bonus opportunity and (iii) reimbursement of continued health coverage for him and his eligible dependents under COBRA for a period of up to 24 months, or a taxable lump sum payment in lieu of such reimbursement.

Further, under Dr. Tomasi’s offer letter, if Dr. Tomasi’s employment is terminated by us other than for cause, death or disability or by him for good reason, outside the post-change in control period, he will be eligible to receive the following severance benefits (less applicable tax withholding): (i) continuation of his then-current annual base salary for 12 months following his termination date, (ii) a lump sum cash amount equal to a pro rata portion of his then-current target annual bonus opportunity and (iii) reimbursement of continued health coverage for him and his eligible dependents for a period of up to 12 months, or a taxable lump sum payment in lieu of such reimbursement.

To receive any of the severance benefits described above, Dr. Tomasi must timely sign and not revoke a separation agreement and release of claims in our favor.

Finally, Dr. Tomasi’s offer letter with us provides that:

•

if any severance or other benefits payable to Dr. Tomasi constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax under Section 4999 of the Internal Revenue Code, Dr. Tomasi would be entitled to receive either full payment of benefits or such lesser amount (except such reduction will not exceed $50,000 of the full amount), whichever would result in his receipt in the greater amount of after-tax benefits; and

•

if any portion of the severance or other benefits provided will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code after applying the process in the paragraph above, Dr. Tomasi will receive a payment from us equal to the sum of (i) the amount sufficient to pay such excise tax, and (ii) the amount sufficient to pay the excise tax, employment tax, and federal and state income taxes arising from the payment described in this sentence.

401(k) Plan

We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan authorizes employer safe harbor contributions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan. We match 100% of the contributions that eligible participants make to the 401(k) plan up to 3.00% of the participant’s eligible compensation. Contributions from 3.01% to 5.00% are matched at 50%.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law. Delaware law prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders
2012 Equity Incentive Plan (1)	6,505,177	$2.33	$—
2018 Equity Incentive Plan (2)	1,305,900	39.84	2,785,458
2018 Employee Stock Purchase Plan (3)	—	—	500,000
Equity compensation plans not approved by security holders	—	—	—
TOTAL	7,811,077	$8.60	$3,285,458

(1)

Our board of directors adopted, and our stockholders approved, the 2012 Equity Incentive Plan, as amended (“2012 Plan”). As a result of our initial public offering and the adoption of the 2018 Equity Incentive Plan (“2018 Plan”), we no longer grant awards under the 2012 Plan; however, all outstanding options issued pursuant to the 2012 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2018 Plan.

(2)

Our 2018 Plan provides that the number of shares available for issuance under the 2018 Plan will automatically increase on each January 1, beginning with the fiscal year ending December 31, 2019, equal to the least of (i) 5,000,000 shares, (ii) 5% of the outstanding shares of common stock as of the last day of the preceding fiscal year and (iii) such other amount as the board of directors may determine.

(3)

Our board of directors adopted, and our stockholders approved, the 2018 Employee Stock Purchase Plan (“2018 ESPP”) in July 2018. Our 2018 ESPP provides that the number of shares available for issuance under the ESPP will automatically increase on each January 1, beginning with the fiscal year ending December 31, 2019, equal to the least of (i) 1,000,000 shares, (ii) 1% of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year and (iii) such other amount determined by the 2018 ESPP administrator.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table shows information regarding the beneficial ownership of our common stock for the following as of March 31, 2019:

•	Each stockholder known by us to beneficially own more than 5% of our common stock;
•	Each of our directors;
•	Each executive officer named in the Summary Compensation Table in “Executive Compensation;” and
•	All directors and executive officers as a group.

We have based our calculation of the percentage of beneficial ownership on 43,123,631 shares of our common stock outstanding as of March 31, 2019. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2019, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Allakos Inc., 975 Island Drive, Suite 201, Redwood City, CA 94065.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with Alta Partners VIII, LP (1)	11,519,200	26.71%
Entities affiliated with RiverVest Venture Fund III, L.P. (2)	7,176,196	16.64%
Entities affiliated with Roche Finance Ltd (3)	4,610,723	10.69%
Entities affiliated with Capital Research and Management Company, LLC (4)	3,486,468	8.08%
Entities affiliated with FMR LLC (5)	2,496,182	5.79%
Entities affiliated with New Enterprise Associates, Inc. (6)	2,268,188	5.26%
Named Executive Officers and Directors:
Robert Alexander, Ph.D. (7)	1,642,653	3.70%
Adam Tomasi, Ph.D. (8)	821,326	1.87%
Henrik Rasmussen, M.D., Ph.D. (9)	207,833	*
Daniel Janney (10)	11,529,644	26.73%
John McKearn, Ph.D. (11)	7,186,640	16.66%
Paul Walker (12)	2,278,632	5.28%
Steven P. James (13)	53,692	*
Robert E. Andreatta (14)	10,444	*
All executive officers and directors as a group (8 persons) (15)	23,730,864	52.11%

*	Represents beneficial ownership of less than one percent (1%) of our common stock.
(1)

Consists of (a) 7,961,823 shares held of record by Alta Partners VIII, LP (“Alta VIII”) and (b) 3,557,377 shares held of record by Alta Partners NextGen Fund I, L.P. (“Alta I”). The shares directly held by Alta VIII are indirectly held by Alta Partners Management VIII, LLC (“Alta Management VIII”), which is the general partner of Alta VIII. The individual managing directors of Alta Management VIII are Farah Champsi, Guy Nohra and Mr. Janney, one of our directors. The managing directors of Alta Management VIII exercise sole voting and investment control with respect to the shares held by Alta VIII. The shares directly held by Alta I are indirectly held by Alta Partners NextGen Fund I Management, LLC (“Alta Management I”), which is the general partner of Alta I. The individual managing directors of Alta Management I are Robert More, Peter Hudson and Mr. Janney, one of our directors. The managing directors of Alta Management I exercise sole voting and investment control with respect to the shares held by Alta I. The individual managing directors of Alta Management VIII and Alta Management I disclaim beneficial ownership of all shares held by Alta VIII and Alta I, except to the extent of their pecuniary interests therein. The address of the above referenced entities is One Embarcadero Center, Suite 3700, San Francisco, CA 94111.

(2)

Consists of (i) 980,693 shares held of record by RiverVest Venture Fund II, L.P ("RiverVest II"), (ii) 266,374 shares held of record by RiverVest Venture Fund II (Ohio), L.P. ("RiverVest (Ohio) II"), (iii) 3,468,647 shares held of record by RiverVest Venture Fund III, L.P ("RiverVest III"), (iv) 184,094 shares held of record by RiverVest Venture Fund III (Ohio), L.P. ("RiverVest (Ohio) III"), (v) 2,194,122 shares held of record by 3x5 RiverVest Fund II, L.P. ("3x5 II"), and (vi) 82,266 shares held of record by 3x5 RiverVest Fund II-B, L.P. ("3x5 II-B"). The shares directly held by RiverVest II are indirectly held by RiverVest Venture Partners II, L.P. (“RiverVest Partners II”), which is the general partner of RiverVest II. The shares directly held by RiverVest (Ohio) II are indirectly held by RiverVest Venture Partners II (Ohio), LLC (“RiverVest Partners (Ohio) II”), which is the general partner of RiverVest (Ohio) II. RiverVest Partners II is the sole member of RiverVest Partners (Ohio) II. RiverVest Venture Partners II, LLC is the general partner of RiverVest Partners II. Dr. McKearn, one of our directors, is an Authorized Person of RiverVest Venture Partners II, LLC and may be deemed to share dispositive voting and investment power with respect to the shares held by RiverVest II and RiverVest (Ohio) II. The shares directly held by RiverVest III are indirectly held by RiverVest Venture Partners III, L.P. (“RiverVest Partners III”), which is the general partner of RiverVest III. The shares directly held by RiverVest (Ohio) III are indirectly held by RiverVest Venture Partners III (Ohio), LLC (“RiverVest Partners (Ohio) III”), which is the general partner of RiverVest (Ohio) III. RiverVest Partners III is the sole member of RiverVest Partners (Ohio) III. RiverVest Venture Partners III, LLC is the general partner of RiverVest Partners III. Dr. McKearn, one of our directors, is a Manager of RiverVest Venture Partners III, LLC and may be deemed to share dispositive voting and investment power with respect to the shares held by RiverVest III and RiverVest (Ohio) III. The shares directly held by 3x5 II and 3x5 II-B are indirectly held by 3x5 RiverVest Partners II, LLC (“3x5 Partners II”), which is the general partner of 3x5 II and 3x5 II-B. RiverVest 3x5 Managers II, L.P. (“3x5 Managers II”), is a Member of 3x5 Partners II. RiverVest 3x5 Managers II, LLC is the general partner of 3x5 Managers II. Dr. McKearn, one of our directors, is a Member of RiverVest 3x5 Managers II, LLC and may be deemed to share dispositive voting and investment power with respect to the shares held by 3x5 II and 3x5 II-B. Dr. McKearn disclaims beneficial ownership of all shares held by RiverVest II, RiverVest (Ohio) II, RiverVest III, RiverVest (Ohio) III, 3x5 II and 3x5 II-B except to the extent of his pecuniary interests therein. The address of the above referenced entities is 101 S. Hanley Road, Suite 1850, St. Louis, MO 63105.

(3)

Consists of 4,610,723 shares held of record by Roche Finance Ltd (“Roche Finance”). Roche Finance is a wholly owned subsidiary of Roche Holding Ltd. (“Roche Holding”), a publicly-held corporation. The address of Roche Finance is Grenzacherstrasse 122, Basel, 4070 Switzerland and the address of Roche Holding is Grenzacherstrasse 124, Basel, 4070 Switzerland.

(4)

Information regarding Capital Research Global Investors is based solely upon Schedule 13G filed by Capital Research Global Investors with the SEC on February 14, 2019. Schedule 13G provides that as of December 31, 2018, Capital Research Global Investors is deemed to be the beneficial owner with respect to 3,486,468 shares of the Company’s common stock. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(5)

Information regarding FMR LLC is based solely up on Schedule 13G filed by FMR LLC with the SEC on February 13, 2019, in which FMR LLC and certain of its affiliates reported that FMR LLC, a parent holding company, has sole voting power over 116,783 shares and sole dispositive power over 2,496,182 shares, and Abigail P. Johnson, a Director, the Chairman, and the Chief Executive Officer of FMR LLC, has sole dispositive power over 2,496,182 shares. The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(6)

Consists of (a) 2,266,675 shares held of record by New Enterprise Associates 16, L.P. (“NEA 16”) and (b) 1,513 shares held of record by NEA Ventures 2017, L.P. (“Ven 2017”). The shares directly held by NEA 16 are indirectly held by NEA Partners 16, L.P. (“NEA Partners 16”), the sole general partner of NEA 16, NEA 16 GP, LLC (“NEA 16 LLC”), the sole general partner of NEA Partners 16, and each of the individual Managers of NEA 16 LLC. The individual Managers of NEA 16 LLC, (collectively, the “Managers”), are Peter J. Barris, Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, David M. Mott, Mohamad Makhzoumi, Joshua Makower, Peter Sonsini, Paul Walker and Scott D. Sandell. NEA Partners 16, NEA 16 LLC and the Managers share voting and dispositive power with regard to the Company’s securities directly held by NEA 16. The shares held directly by Ven 2017 are indirectly held by Karen P. Welsh, the general partner of Ven 2017. Karen P. Welsh has voting and dispositive power with regard to the shares of the Company’s securities directly held by Ven 2017. All indirect holders of the above referenced securities disclaim beneficial ownership of the above referenced securities except to the extent of their pecuniary interests therein. The address of the above referenced entities is 1954 Greenspring Drive, Suite 600, Timonium MD, 21093.

(7)

Consists of (a) 353,200 shares held of record by Dr. Alexander and Stacey Lee Alexander as Trustees of the Alexander 2018 Irrevocable Descendants’ Trust and (b) 1,914,822 shares subject to options held by Dr. Alexander, of which 1,289,453 shares are exercisable within 60 days of March 31, 2019 and 612,486 shares are vested as of such date.

(8)	Consists of 1,134,011 shares subject to options held by Dr. Tomasi, of which 821,326 shares are exercisable within 60 days of March 31, 2019 and 482,842 shares are vested as of such date.
(9)	Consists of 552,000 shares subject to options held by Dr. Rasmussen, of which 207,833 shares are vested and exercisable within 60 days of March 31, 2019.
(10)

Consists of (a) the shares described in footnote (1) above and (b) 37,600 shares subject to options held by Mr. Janney, of which 10,444 shares are vested and exercisable within 60 days of March 31, 2019. Mr. Janney is a managing director of Alta Management VIII and Alta Management I and shares voting and investment control with respect to these shares. Mr. Janney disclaims beneficial ownership of all shares held by Alta VIII and Alta I, except to the extent of any pecuniary interest therein.

(11)

Consists of (a) the shares described in footnote (2) above and (b) 37,600 shares subject to options held by Dr. McKearn, of which 10,444 shares are vested and exercisable within 60 days of March 31, 2019. Dr. McKearn is an Authorized Person of RiverVest Venture Partners II, LLC, a Manager of RiverVest Venture Partners III, LLC and a Member of RiverVest 3x5 Managers II, LLC and shares voting and investment control with respect to these shares. Dr. McKearn disclaims beneficial ownership of all shares held by RiverVest II, RiverVest (Ohio) II, RiverVest III, RiverVest (Ohio) III, 3x5 II and 3x5 II-B, except to the extent of any pecuniary interest therein.

(12)

Consists of (a) the shares described in footnote (6) above and (b) 37,600 shares subject to options held by Mr. Walker, of which 10,444 shares are vested and exercisable within 60 days of March 31, 2019. Mr. Walker, a member of our board of directors, is a General Partner of New Enterprise Associates, Inc., an entity affiliated with NEA 16 and Ven 2017. Mr. Walker disclaims beneficial ownership of all shares owned by NEA 16 and Ven 2017, except to the extent of any pecuniary interest therein.

(13)	Consists of 81,680 shares subject to an option held by Mr. James, of which 53,692 shares are vested and exercisable within 60 days of March 31, 2019.
(14)	Consists of 37,600 shares subject to an option held by Mr. Andreatta, of which 10,444 shares are vested and exercisable within 60 days of March 31, 2019.
(15)

Consists of (a) 21,316,784 shares beneficially owned by our current executive officers and directors as of March 31, 2019, of which no shares may be repurchased by us at the original purchase price as of such date and (b) 2,414,080 shares subject to options exercisable within 60 days of March 31, 2019, of which 1,398,629 are vested as of such date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions from January 1, 2018 through December 31, 2018 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Transactions with Certain Employees

Our current Director of Clinical Project Management, Jacob Rasmussen, and our current Clinical Program Manager, Camilla Shaw, are the son and daughter of Dr. Henrik Rasmussen, our Chief Medical Officer. Mr. Jacob Rasmussen and Ms. Shaw receive an annual salary of $161,000 and $150,000, respectively, and certain benefits that are also provided to our other similarly situated employees, which benefits have an approximate annual value to Mr. Jacob Rasmussen and Ms. Shaw of $38,000 and $30,000, respectively. During the fiscal year ended December 31, 2018, Mr. Jacob Rasmussen and Ms. Shaw were also awarded discretionary cash bonuses in the amount of approximately $32,000 and $23,000, respectively, and stock options to purchase up to 17,320 and 18,140, respectively, shares of our common stock, subject to vesting.

Other Agreements

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have entered into employment agreements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits. For a description of employment agreements with our named executive officers, see “Executive Compensation—Agreements with Named Executive Officers.”

We have granted stock options to our named executive officers, other executive officers and certain of our directors. See “Executive Compensation” and “Director Compensation”.

OTHER MATTERS

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to the fiscal year ended December 31, 2018.

Fiscal Year 2018 Annual Report And SEC Filings

Upon written request addressed to our Corporate Secretary at Allakos Inc., 975 Island Drive, Suite 201, Redwood City, CA 94065 from any person solicited herein, we will provide, at no cost, a copy of our fiscal 2018 Annual Report on Form 10-K filed with the SEC.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2020 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 31, 2019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Allakos Inc.

Attention: Corporate Secretary

975 Island Drive, Suite 201

Redwood City, California 94065

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2020 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 15, 2020; and
•	not later than March 16, 2020.

In the event that we hold our 2020 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or
•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our corporate governance and nominating committee by providing the information required by our bylaws. Any such recommendations should include, among other things outlined in our bylaws, the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Our board of directors does not know of any matter to be brought before the 2019 Annual Meeting other than the matters set forth in the Notice of 2019 Annual Meeting of Stockholders and matters incident to the conduct of the 2019 Annual Meeting. If any other matter should properly come before the 2019 Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

By order of the board of directors,

Robert Alexander, Ph.D.
President, Chief Executive Officer and Director

April 30, 2019

Allakos

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALLK2019**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E76555-P24780

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ALLAKOS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert Alexander, Ph.D.
02) Steven P. James

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification and approval of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting:
The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com.

E76556-P24780

ALLAKOS INC.
2019 Annual Meeting of Stockholders
June 6, 2019 1:00 PM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Adam Tomasi, Ph.D. and Mark Asbury, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ALLAKOS INC. that the stockholder(s) is/are entitled to vote at the 2019 Annual Meeting of Stockholders to be held at 1:00 PM, PDT on June 6, 2019, at www.virtualshareholdermeeting.com/ALLK2019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side